Exhibit 99.1

COMERICA INCORPORATED TO ACQUIRE STERLING

BANCSHARES, INC.

Strong Strategic Fit

Accelerates Comerica’s Growth in Texas

Maintains Comerica’s Capital Strength

DALLAS and HOUSTON/January 18, 2011 – Comerica Incorporated (NYSE: CMA) (“Comerica”) and Sterling Bancshares, Inc. (Nasdaq: SBIB) (“Sterling”) today announced that they have entered into a definitive agreement under which Comerica will acquire all of the outstanding shares of common stock of Sterling in a stock-for-stock transaction. The strategic acquisition accelerates Comerica’s growth in Texas and maintains Comerica’s capital strength.

Under terms of the agreement, each outstanding share of Sterling common stock will be exchanged for 0.2365 shares of Comerica common stock upon closing. Based on Comerica’s 15-day average NYSE closing common share price through January 11, 2011 of $42.28, the transaction values each share of Sterling common stock at $10.00, or an aggregate implied value of approximately $1,027 million in Comerica common shares. The closing share price of Sterling common stock on the NASDAQ on January 14, 2011 was $7.70.

(Comerica will host a conference call to review this announcement as well as its fourth quarter 2010 earnings at 7 a.m. CT Tuesday, January 18, 2011. Call details appear below.)

“Sterling has a very appealing branch network which almost doubles our presence in Houston, provides an entry into the San Antonio market, one of the fastest growing metropolitan areas in the country, and complements our banking center network in Dallas-Fort Worth,” said Ralph W. Babb Jr., Comerica’s chairman and chief executive officer. “Sterling also has a very attractive deposit base, with a relatively large component of noninterest-bearing deposits. We believe this gives us the ability to leverage additional marketing capacity to offer a wide array of products through a larger distribution network, particularly to middle market and small business companies.

“Today’s announcement is consistent with our strategy of growth and balance,” added Babb. “It significantly bolsters our presence in Texas, one of this nation’s most attractive growth markets, while accelerating our geographic balance. It is a strategically compelling fit. Like Comerica, the Sterling team shares our focus on relationship banking and serving the community. We look forward to a seamless integration and offering Sterling customers the resources of a larger bank, with the continued touch and feel of a community bank.”

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“The combination with Comerica is good news for Sterling shareholders, customers and employees,” said J. Downey Bridgwater, chairman and chief executive officer of Sterling. “It brings us together with a banking company that shares our vision and values, and our passion for doing business in the great state of Texas. This combination is the right one for Sterling and offers our customers an outstanding array of products and services from Comerica, the largest U.S. banking company headquartered in Texas.”

Bridgwater is expected to become Comerica’s Houston market president following completion of the acquisition, reporting to J. Patrick Faubion, Comerica’s Texas market president.

On a pro forma basis, Comerica will continue to have a solid capital position, including a Tier 1 capital ratio of about 10 percent.

The transaction is expected to be break even to Comerica’s earnings in the first full fiscal year, excluding merger and integration costs of approximately $80 million after-tax, and be accretive thereafter. Estimated synergies include expense savings of $56 million, to be fully realized on a run-rate basis by year-end 2012.

The transaction, which has been approved by the Comerica and Sterling Boards of Directors, is expected to be completed by mid-year 2011. The transaction is subject to customary closing conditions, including approval by Sterling shareholders and regulatory approvals.

Comerica would grow from having 95 banking centers in Texas to 152 banking centers in the state, including 65 in Houston, 63 in Dallas/Fort Worth, 13 in San Antonio and 11 in Austin. In addition, the acquisition adds about $3 billion in loans and $4 billion in deposits.

Conference Call

Comerica will host a conference call to review this announcement as well as its fourth quarter 2010 earnings at 7 a.m. CT Tuesday, January 18, 2011. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 38040930). The call and supplemental presentation materials also will be accessible on the Internet at www.comerica.com. A telephone replay of the conference call will be available approximately two hours following the call through January 31, 2011. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 38040930). The replay also will be accessible via Comerica’s “Investor Relations” page at www.comerica.com.

Advisers

Sandler O’Neill & Partners acted as financial adviser to Comerica, and Wachtell, Lipton, Rosen & Katz acted as its legal adviser. Morgan Stanley acted as financial adviser to Sterling. Locke Lord Bissell & Liddell LLP, and DLA Piper LLP acted as legal advisers to Sterling.

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About Comerica

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. Comerica reported total assets of $53.7 billion at December 31, 2010. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

About Sterling

Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.2 billion, which operates banking centers in the greater metropolitan areas of Houston, San Antonio, Fort Worth and Dallas, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

Forward-looking Statements

Any statements in this press release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica, Sterling, the proposed transaction or the combined company following the transaction often identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this press release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Such statements reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Comerica’s and Sterling’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required

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regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors referenced in Comerica’s and Sterling’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Comerica and Sterling do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this press release or in any documents, Comerica and Sterling claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional information for shareholders

In connection with the proposed merger transaction, Comerica will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Sterling, and a Prospectus of Comerica, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Comerica and Sterling, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Comerica at www.comerica.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Sterling by accessing Sterling’s website at www.banksterling.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Comerica and Sterling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sterling in connection with the proposed merger. Information about the directors and executive officers of Comerica is set forth in the proxy statement for Comerica’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2010. Information about the directors and executive officers of Sterling is set forth in the proxy statement for Sterling’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 5, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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Comerica Media Contacts:	Comerica Investor Contacts:

Wendy Walker	Darlene Persons
(214) 462-4443	(214) 462-6831

Wayne Mielke	Tracy Fralick
(214) 462-4463	(214) 462-6834

Sterling Investor Contact:	Sterling Media Contact:

Graham Painter	Chris Reid
(713) 507-2770	(713) 507-2873